As filed with the Securities and Exchange Commission on March 12, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MACROGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1591613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9704 Medical Center Drive, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan
(Full title of the plan)

Scott Koenig, M.D., Ph.D.
President and Chief Executive Officer
9704 Medical Center Drive
Rockville, MD 20850
(Name and address of agent for service)
(301) 251-5172
(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey Peters Vice President and General Counsel 9704 Medical Center Drive Rockville, MD 20850 (301) 251-5172	Kerry S. Burke Covington & Burling LLP 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,958,350 shares	$6.73(2)	$13,179,695.50(2)	$1,710.72

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $6.73, the average of the high and low price of the registrant's Common Stock as reported on the Nasdaq Global Select Market on March 11, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 1,958,350 shares of common stock of MacroGenics, Inc. (the "Company") issuable pursuant to the Company's 2013 Equity Incentive Plan. Accordingly, the contents of the Company's registration statements on Form S-8 filed with the SEC on November 12, 2013 (File No. 333-192277), March 3, 2015 (File No. 333-202470), February 29, 2016 (File No. 333-209812), May 3, 2017 (File No. 333-217620), March 15, 2018 (File No. 333-223682) and March 14, 2019 (File No. 333-230292) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        The Company is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). The following documents, which are on file with the SEC, are incorporated in this Registration Statement by reference:

•Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020, as amended by the Form 10-K/A for the fiscal year ended December 31, 2019, filed on March 2, 2020;
•Current Reports on Form 8-K filed on January 10, 2020, February 5, 2020, and March 4, 2020; and
•The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on October 7, 2013, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on March 12, 2020

DATE: March 12, 2020
By: /s/ Scott Koenig
Name: Scott Koenig, M.D., Ph.D.
Title: President and Chief Executive Officer

We, the undersigned directors and officers of MacroGenics, Inc., a Delaware corporation, do hereby constitute and appoint Scott Koenig, M.D., Ph.D., Chief Executive Officer and James Karrels, Chief Financial Officer, and each and any of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on March 12, 2020.

SIGNATURE:	TITLE:

/s/ Scott Koenig, M.D., Ph.D.	President and Chief Executive Officer and Director
Scott Koenig, M.D., Ph.D.	(Principal Executive Officer)

/s/ James Karrels	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)
James Karrels

/s/ Lynn Cilinski	Vice President, Controller and Treasurer (Principal Accounting Officer)
Lynn Cilinski

/s/ Paulo Costa	Director
Paulo Costa

/s/ Karen Ferrante, M.D.	Director
Karen Ferrante, M.D.
/s/ Matthew Fust	Director
Matthew Fust

/s/ Kenneth Galbraith	Director
Kenneth Galbraith

/s/ Edward Hurwitz	Director
Edward Hurwitz

/s/ Scott Jackson	Director
Scott Jackson

/s/ Jay Siegel, M.D.	Director
Jay Siegel, M.D.

/s/ David Stump, M.D.	Director
David Stump, M.D.

INDEX TO EXHIBITS

4.1	Company 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-190994) filed by the Company on October 1, 2013).
5.1*	Opinion of Covington & Burling LLP.
23.1*	Consent of Covington & Burling LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on signature page).

* Filed herewith.